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                                                                   Exhibit 16.1





September 18, 2002



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4 of MangoSoft, Inc.'s Form 8-K dated September 18, 2002, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP


Boston, Massachusetts